Exhibit 3.1

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED BYLAWS

OF

CLOUD PEAK ENERGY INC.

1.                                      The Amended and Restated Bylaws of Cloud Peak Energy Inc. (the “Company”) are hereby amended by deleting Section 15 of Article II in its entirety and inserting the following in lieu thereof:

“SECTION 15. Proxy Access.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 15, the Company shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders (counting as one stockholder for this purpose, any two or more funds under common management) that satisfy the requirements of this Section 15 (such stockholder or stockholder group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elect at the time of providing the notice required by this Section 15 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Company’s proxy materials pursuant to this Section 15. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these Bylaws, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate. For purposes of this Section 15, the “Required Information” that the Company will include in its proxy statement is the information provided to the Secretary of the Company concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 15, the Company may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(b) To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Company no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of stockholders.

(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Company’s proxy materials with respect to an annual meeting of stockholders shall not exceed 25% of the total number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 15 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs in the class of directors to be elected at such annual meeting after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Company’s proxy materials shall be calculated based on the number of directors to be elected at such annual meeting as so reduced. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Company’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the maximum number of nominees provided for in this Section 15. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the maximum number of nominees provided for in this Section 15, the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the Company’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Company each Eligible Stockholder disclosed as “owned” (as defined below in Section 15(d)) in its respective Notice of Proxy Access Nomination submitted to the Company. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)  For purposes of this Section 15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Company as to which the stockholder possesses both:

(i) the full voting and investment rights pertaining to the shares; and

(ii) the full economic interest in (including the opportunity for profit from and full risk of loss on) such shares;

provided that the number of “owned” shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed;

(y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or

(z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of:

(1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or

(2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates.

A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or (ii) loaned such shares provided that the stockholder has the power to recall such loaned shares on three business days’ notice and has recalled such loaned shares as of the date of the Notice of Proxy Access Nomination and through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for purposes of this Section 15 and how such “owned” shares are held by such Eligible Stockholder, including, but not limited to, whether the Eligible Stockholder has loaned or delegated any voting power with respect to such shares.

(e) In order to make a nomination pursuant to this Section 15, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the Company’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the

Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Company in accordance with this Section 15 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 15, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is 3 years. Within the time period specified in this Section 15 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Company:

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Company, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(ii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 11 of these Bylaws;

(iv) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(v) a representation that the Eligible Stockholder:

(A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have such intent,

(B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting,

(C) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and

(D) will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) an undertaking that the Eligible Stockholder agrees to:

(A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provides to the Company;

(B) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 15;

and

(C) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(f)  Within the time period specified in this Section 15 for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the Secretary of the Company a written representation and agreement that such person:

(i) will act as a representative of all of the stockholders of the Company while serving as a director;

(ii) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Company, will act or vote as a director on any issue or question to be decided by the Board of Directors or any committee thereof;

(iii) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company or a wholly owned subsidiary of the Company, and has not and will not receive any such compensation or other payment from any person or entity other than the Company or a wholly owned subsidiary of the Company, in each case in connection with candidacy or service as a director of the Company (other than agreements providing for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or service as a director) unless the amount(s) of compensation, source(s) of compensation, payment criteria, form and timing of compensation, and all other material terms and conditions with respect to such compensatory, payment or other financial agreements, arrangements or understandings are accurately disclosed by such person to the Company’s stockholders in timely filed and distributed proxy solicitation disclosures in connection with the applicable stockholders meeting that includes a vote on the election of such Stockholder Nominee;

(iv) will comply with the Company’s Code of Conduct, Corporate Governance Guidelines, and other policies and procedures, including corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors; and

(v) will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

At the request of the Company, the Stockholder Nominee(s) must timely submit all completed and signed questionnaires required of directors and officers of the Company. The Company may request such additional information as necessary, in the sole discretion of the Board of Directors, to permit the Board of Directors to determine (A) if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors and (B) compliance with the provisions of this Section 15.

(g) In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Company or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Company in writing of any defect in such previously provided information and of the information that is required to correct any such defect.

(h) The Company shall not be required to include, pursuant to this Section 15, a Stockholder Nominee in its proxy materials for any meeting of stockholders:

(i) for which the Secretary of the Company receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 11 of these Bylaws;

(ii) if the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company or a wholly owned subsidiary of the Company, or has received any such compensation or other payment from any person or entity other than the Company or a wholly owned subsidiary of the Company, in each case in connection with candidacy or service as a director of the Company (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or service as a director) unless the amount(s) of compensation, source(s) of compensation, payment criteria, form and timing of compensation, and all other material terms and conditions with respect to such compensatory, payment or other financial agreements, arrangements or understandings are accurately disclosed by such person to the Company’s stockholders in timely filed and distributed proxy solicitation disclosures in connection with the applicable stockholders meeting that includes a vote on the election of such Stockholder Nominee;

(iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Company’s directors, in each case as determined by the Board of Directors in its sole discretion;

(iv) whose election as a member of the Board of Directors would cause the Company to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Company is traded, or any applicable state or federal law, rule or regulation;

(v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted (including through a plea of nolo contendere) in such a criminal proceeding within the past ten (10) years;

(vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading; or

(viii) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 15.

(i) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairperson of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if:

(i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 15; or

(ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 15.

(j) No stockholder shall be permitted to join more than one group of stockholders to become an Eligible Stockholder for purposes of nominations pursuant to this Section 15 per each annual meeting of stockholders.”

*                                         *                                         *

Except as set forth in this Amendment No. 1 to the Amended and Restated Bylaws of Cloud Peak Energy Inc., the Amended and Restated Bylaws of Cloud Peak Energy Inc., as previously amended, remain in full force and effect.

This Amendment No. 1 to the Amended and Restated Bylaws of Cloud Peak Energy Inc. was approved by the Board of Directors on May 2, 2016.